SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LM Funding America, Inc.
(Name of Registrant as Specified In Its Charter)

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LM Funding America, Inc.

312 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

January [  ], 2018

NOTICE OF ACTION BY MAJORITY STOCKHOLDERS

To the Stockholders of LM Funding America, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of LM Funding America, Inc., a Delaware corporation (the “Company”), in connection with action taken by written consent, dated December 26, 2017, by the holders of a majority of the issued and outstanding voting securities of the Company entitled to vote thereon, to approve the issuance of a number of shares of the Company’s common stock pursuant to a Master Exchange Agreement (the “Exchange Agreement”) entered into on December 11, 2017, by the Company and Esousa Holdings LLC, including upon the exercise of any warrants issued pursuant to the Exchange Agreement, exceeding 19.99% of the number of shares of the Company’s common stock outstanding as of the date of the Exchange Agreement, to comply with Rule 5635(d) of the Nasdaq Stock Market. The Company anticipates that the actions to be taken pursuant to the written consent will be taken on or about [  ], 2018, 20 calendar days after the date this Information Statement is sent or given to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

We are mailing this Notice and the accompanying Information Statement to holders of our common stock on or about January [ ], 2018.

Sincerely,

/s/ Bruce M. Rodgers
Bruce M. Rodgers, Esq. Chairman of the Board Chief Executive Officer

TABLE OF CONTENTS

THE MASTER EXCHANGE AGREEMENT AND RELATED MATTERS3

SECURITY OWNERSHIP5

WHERE YOU CAN FIND MORE INFORMATION7

STOCKHOLDERS SHARING AN ADDRESS7

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

LM FUNDING AMERICA, INC.

312 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

INFORMATION STATEMENT

General

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

LM Funding America, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of December 26, 2017 (the “Record Date”), in the manner required by Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the actions taken by our Board of Directors at a duly convened meeting and our stockholders by written consent in lieu of a special meeting. No action is requested or required on your part.

Summary of the Corporate Actions

By a written consent dated December 26, 2017, the holders of a majority of the Company’s issued and outstanding voting securities entitled to vote thereon approved  the issuance of a number of shares of the Company’s common stock pursuant to a Master Exchange Agreement (the “Exchange Agreement”) entered into on December 11, 2017, by the Company and Esousa Holdings, LLC (the “Investor”), including the issuance of such shares upon the exercise of any warrants issued pursuant to the Exchange Agreement, exceeding 19.99% of the number of shares of the Company’s common stock outstanding as of the date of the Exchange Agreement (the “Stock Issuance”), to comply with Rule 5635(d) of the Nasdaq Stock Market.  Prior to entering into the Exchange Agreement, the Investor acquired two promissory notes previously issued by the Company having $4,741,601.40, in the aggregate, of principal and interest outstanding.  Pursuant to the Exchange Agreement, the Company and the Investor agreed to exchange these promissory notes for shares of the Company’s common stock based on a percentage of the volume-weighted average trading price of the Company’s common stock for a specified period.  To the extent that the number of shares of the Company’s common stock issuable under the Exchange Agreement would exceed 19.99% of the number of shares of the Company’s common stock outstanding as of the date of the Exchange Agreement (the “Share Cap”), the Company agreed to issue warrants for such number of excess shares (the “Pre-Funded Warrants”) having a term of five years and exercisable for shares of the Company’s common stock at an exercise price of $0.01 per share.

This Information Statement is being mailed on or about January [  ], 2018 to the Company’s stockholders of record as of the Record Date.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The Company’s principal executive offices are located at 4312 Knights Run Avenue, Suite 1000, Tampa, Florida 33602, and the Company’s telephone number is (813) 222-8996.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the DGCL, the Company’s Certificate of Incorporation, as amended, and the rules of the Nasdaq Stock Market, which we refer to as Nasdaq, the Stock Issuance may be approved, without a meeting of stockholders, by a resolution of our Board of Directors followed by the written consent of stockholders holding voting rights equivalent to a majority of the voting power of all of our capital stock entitled to vote.  Under applicable Nasdaq rules, the Investor is not permitted to vote the shares of our common stock it received pursuant to the Exchange Agreement for the approval of the Stock Issuance.

As of the Record Date, the Company had 5,976,378 shares of common stock outstanding, 3,300,000 of which were entitled to vote on the Stock Issuance.  Each such share of common stock entitled to vote on the Stock Issuance is entitled to one vote. On the Record Date, Bruce M. Rodgers, our Chairman and Chief Executive Officer and Carollinn Gould, our Vice President and General Manager and their affiliates (the “Majority Stockholders”) owned, in the aggregate, 2,246,524 shares of common stock entitled to vote on the Stock Issuance, or approximately 69.3%, of the Company’s voting power, in the aggregate, with respect to the Stock Issuance. On December 8, 2017, a majority of the Company’s Board of Directors adopted resolutions approving the Exchange Agreement and the related corporate actions, including the Stock Issuance.  On December 26, 2017, or the Record Date, the Majority Stockholders approved by written consent the Stock Issuance pursuant to the Exchange Agreement to comply with Nasdaq Rule 5635(d). Accordingly, the written consent executed by the Majority Stockholders is sufficient to approve the actions contemplated herein, and no further stockholder action is required. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, however, such action may not be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders.

Notice Pursuant to the Delaware General Corporation Law

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

Appraisal Rights

Stockholders of the Company are not entitled to appraisal rights under the DGCL in connection with the transactions contemplated by the Exchange Agreement.

THE MASTER EXCHANGE AGREEMENT AND RELATED MATTERS

General

The Stock Issuance pursuant to the Exchange Agreement is part of a previously disclosed plan by the Company to refinance certain of its indebtedness.  The Company previously issued two promissory notes pursuant to its Credit Agreement with Heartland Bank of New York, dated December 30, 2014, one with $2,798,672.71 principal amount outstanding as of December 11, 2017, plus interest due to Heartland Bank of New York (the “Term Note A”) and another for $1,741,601.50 of principal amount outstanding as of December 11, 2017, plus interest due to Heartland Bank Notes 18, LLC (“Term Note B”). On March 15, 2016, Term Note A was amended to defer all principal payments from January 1, 2017 through July 1, 2017.  During this period, Term Note A was paid on an interest only basis and principal payments were to recommence on July 1, 2017.  The amendment also extended the term of Term Note A to April 30, 2018 with a principal payment due on that date of $3,173,172.  The Company did not pay its quarterly principal payments on Term Note A due on or around July 1, 2017 and October 1, 2017 and was in discussions with its lender regarding alternative payment schedules as well as seeking new financing to pay these obligations.

The Exchange Agreement

On December 11, 2017, the Company, entered into the Exchange Agreement with the Investor.  Prior to entering into the Exchange Agreement, the Investor entered into an agreement to acquire Term Note A and Term Note B having aggregate principal and interest outstanding of $4,741,601.40.  Pursuant to the Exchange Agreement, the Company and the Investor agreed to exchange these promissory notes for such number of shares of the Company’s common stock, par value $0.001 per share, as determined under the Exchange Agreement based upon an exchange price of 81.7% of the volume-weighted average trading price of the Company’s common stock through a period of 60 days following the date of the initial exchange (the “Pricing Period”), provided that the Investor may reduce the number of days in the Pricing Period upon written notice to the Company.

The initial number of shares of the Company’s common stock issuable upon an exchange is determined by dividing (i) 135% of the principal and interest under the promissory note(s) exchanged, as well as any other amounts owed by the Company to the Investor with respect to such promissory note(s) exchanged by (ii) an “exchange price” determined as the closing bid price of the Company’s common stock on the date of the applicable exchange (provided, however, that the Exchange Agreement provides that the initial “exchange price” for the initial exchange (described further below) is $3.70), in each case subject to adjustments over the Pricing Period following the exchange as set forth in the Exchange Agreement.

The Exchange Agreement provides that the Company will not effect any exchange or otherwise issue any shares of its common stock under the Exchange Agreement if, after giving effect to such exchange or other share issuance under the Exchange Agreement, the Investor and its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock (the “Ownership Limitations”). The Exchange Agreement further provides that, under no circumstances may the aggregate number of shares of Company common stock issued to the Investor under the Exchange Agreement at any time exceed the Share Cap unless the Company has obtained either (i) its stockholders’ approval of the issuance of more than such number of shares of common stock pursuant to Nasdaq Marketplace Rule 5635(d) or (ii) a waiver from Nasdaq of the Company’s compliance with Rule 5635(d). To the extent that any shares otherwise issuable under the Exchange Agreement would cause the above limitations to be exceeded, the Company was obligated to issue Pre-Funded Warrants for such number of excess shares. The Pre-Funded Warrants are five-year warrants with customary terms and are exercisable for $0.01 per share.  The exercise of the Pre-Funded Warrants is also subject to the foregoing Ownership Limitations and the Share Cap.

On December 11, 2017, the Investor elected to exchange the entire amount of Term Note A for 170,000 shares of the Company’s common stock and Pre-Funded Warrants to purchase an aggregate of 924,595 additional shares of the Company’s common stock. On December 22, 2017, the Investor elected to exchange the entire amount of Term Note B for an aggregate of 200,000 shares of the Company’s common stock and Pre-Funded Warrants to purchase an aggregate of 1,270,140 additional shares of the Company’s common stock. As a result of the foregoing, the Company’s entire indebtedness represented by Term Note A and Term Note B has been satisfied.

The Investor elected to end the Pricing Period on December 26, 2017.  The foregoing number of shares and Pre-Funded Warrants issued to the Investor was trued-up at the end of the Pricing Period, as described above, and the Investor has exercised all of its Pre-Funded Warrants.  As a result of the Stock Issuance (including the exercise of Pre-Funded Warrants), an aggregate of 2,676,378 shares of the Company’s common stock were issued to the Investor pursuant to the

Exchange Agreement.  After giving effect to the issuance of such shares, the Company had 5,976,378 shares of its common stock issued and outstanding as of December 26, 2017.

Issuance of Common Stock Equal to 20% or More of the Common Stock Outstanding

The Company’s common stock is listed on Nasdaq and, as a result, the Company is subject to the rules of Nasdaq. Nasdaq Rule 5635(d) requires that a listed company obtain the consent of its stockholders prior to issuing securities in a transaction other than a public offering if the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) is equal to or in excess of 20% of the common stock or 20% of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

On December 26, 2017, the Company obtained the written consent of holders representing a majority of the voting power of the Company entitled to vote with respect to the Stock Issuance in order to satisfy Nasdaq Rule 5635(d). SEC Rule 14c-2(b) of the Exchange Act requires, however, that the actions approved under the written consent cannot be taken until 20 calendar days have elapsed since the mailing of an Information Statement on Schedule 14C to the Company’s stockholders.   As of December 14, 2017, the number of shares of the Company’s common stock issued by it pursuant to the Exchange Agreement exceeded 20% of the outstanding shares of the Company’s common stock on the date of the Exchange Agreement, and the price at which the shares were issued was lower than the greater of fair market value or book value of the common stock of the Company. Consequently, the Company’s issuance of shares of its common stock in excess of the Share Cap prior to the expiration of the 20-day period violated Rule 14c-2(b) of the Exchange Act and may result in a determination by Nasdaq that the Company failed   to comply with Nasdaq listing standards.

Effect of the Exchange Agreement on Existing Stockholders

The issuance of shares of our common stock pursuant to the Exchange Agreement (including upon the exercise of Pre-Funded Warrants) will cause our stockholders to experience a dilution in net tangible book value per share. In addition, the issuance of such shares will have a dilutive effect on earnings per share and may adversely affect the market price of our common stock.

SECURITY OWNERSHIP

The table below shows the beneficial ownership as of December 26, 2017 (unless otherwise specified) of our common stock held by each of the directors, named executive officers, all current directors and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our common stock. Such information is based upon information filed by such persons with the SEC or provided to us by such persons or by other sources believed to be reliable. As of December 26, 2017, we had 5,976,378 shares of common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
5% Stockholders:
Bard Associates, Inc. (1)	301,650	5.29%
Bruce M. Rodgers Revocable Trust (2)	1,161,832	19.2%
Carol Linn Gould Revocable Trust (2)	1,161,832	19.2%
Named Executive Officers and Directors
Bruce M. Rodgers (3)	2,384,344	39.0%
Carollinn Gould (3)	2,384,344	39.0%
Douglas I. McCree (4)	13,334	*
Joel E. Rodgers, Sr. (5)	5,334	*
C. Birge Sigety (6)	44,934	*
Martin A. Traber (7)	24,334	*
Andrew L. Graham (8)	11,134	*
Richard Russell (9)	----	*
R. Dean Akers (10)	8,333	*
All Executive Officers and Directors as a Group (9 individuals)	2,491,747	40.3%

*Less than 1%

Except as otherwise indicated, the address of each person named in this table is c/o LM Funding America, Inc., 302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602.

(1)	Includes 150,825 shares of common stock and 150,825 shares of common stock issuable upon the exercise of warrants held by Bard Associates, Inc.
(2)

Includes 2,191,244 shares of common stock and 132,420 shares of common stock issuable upon the exercise of warrants held by the two revocable trusts. Bruce M. Rodgers, Carollinn Gould and their family, including trusts or custodial accounts of minor children of each of Mr. Rodgers and Ms. Gould, own 100% of the outstanding membership interests of each trust.

(3)

Includes 2,323,664 shares beneficially owned by Bruce M. Rodgers Revocable Trust and Carol Linn Gould Revocable Trust, 44,176 shares beneficially owned by BRR Holding, LLC, 15,504 shares beneficially owned by Bruce M. Rodgers IRA, and 1,000 shares beneficially owned by Carollinn Gould IRA, of which 132,420 shares in the case of Bruce M. Rodgers Revocable Trust and Carol Linn Gould Revocable Trust, 1,500 shares in the case of BRR Holding, LLC and 3,900 shares in the case of Bruce M. Rodgers IRA are issuable upon the exercise of warrants to purchase shares of common stock. Bruce M. Rodgers is the sole Trustee of the Bruce M. Rodgers Revocable Trust and Carollinn Gould is the sole Trustee of the Carol Linn Gould Revocable Trust. Bruce M. Rodgers, Carollinn Gould and their family, including trusts or custodial accounts of minor children of each of Mr. Rodgers and Ms. Gould owns 100% of the outstanding membership interests of BRR Holding, LLC, and therefore Mr. Rodgers and Ms. Gould may be deemed to have shared voting and investment power for all 2,367,840 shares owned by both Trusts and BRR Holding, LLC.

(4)

Includes 5,000 shares of common stock, 5,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $12.50 and 3,334 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of December 26, 2017. This amount excludes 1,666 options that are not exercisable 60 days after the record date of December 26, 2017.

(5)

Includes 1,000 shares of common stock, 1,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $12.50, and 3,334 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of December 26, 2017. This amount excludes 1,666 options that are not exercisable 60 days after the record date of December 26, 2017.

(6)

Includes 20,800 shares of common stock (10,000 shares of common stock owned directly and 10,800 shares of common stock owned indirectly via a Trust), 20,800 shares of common stock issuable upon the exercise of warrants (10,000 owned directly and 10,800 owned indirectly via a Trust) at an exercise price of $10.00 and 3,334 shares of common stock issuable upon the exercise of options at an exercise price of $12.50 that are currently exercisable or become exercisable within 60 days after the record date of December 26, 2017. This amount excludes 1,666 options that are not exercisable 60 days after the record date of December 26, 2017.

(7)

Includes 11,000 shares of common stock, 10,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $12.50, and 3,334 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of December 26, 2017. This amount excludes 1,666 options that are not exercisable 60 days after the record date of December 26, 2017.

(8)

Includes 1,000 shares of common stock, 6,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $12.50, and 3,334 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after the record date of December 26, 2017. This amount excludes 1,666 options that are not exercisable 60 days after the record date of December 26, 2017.

(9) This amount excludes 25,000 options that are not exercisable 60 days after the record date of December 26, 2017.
(10)

Includes 8,333 shares of common stock issuable upon the exercise of options at an exercise price of $12.50 that are currently exercisable or become exercisable within 60 days after the record date of December 26, 2017. This amount excludes 16,667 options that are not exercisable 60 days after the record date of December 26, 2017.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC’s website (http://www.sec.gov).

We maintain an internet website at http://www.lmfunding.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

Statements contained in this Information Statement concerning the provisions of any documents are necessary summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. The company will promptly deliver a separate copy of any of the Information Statement to you if you contact us at the following address or telephone number: LM Funding America, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602, telephone: 813-222-8996.  Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders and notify the Company at the address or phone number set forth above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the issuance of shares pursuant to the Master Exchange Agreement and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2016, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.